Exhibit 99.1

U. S. Physical Therapy Reports Second Quarter and Six Months 2011 Results

Company Declares Quarterly Dividend

HOUSTON--(BUSINESS WIRE)--August 4, 2011--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, today reported Company record results for the quarter and six months ended June 30, 2011.

U.S. Physical Therapy’s net income for the quarter ended June 30, 2011 increased 10.1% to $4.9 million from $4.5 million in the second quarter of 2010. Diluted earnings per share rose to $.41 from $.38.

Net income for the six months ended June 30, 2011 increased 13.4% to $8.6 million from $7.6 million in the first six months of 2010. Diluted earnings per share rose to $.72 from $.64.

Second Quarter 2011 compared to Second Quarter 2010

  Net revenue increased 10.7% from $54,103,000 in the second quarter of 2010 to $59,912,000 in the second quarter of 2011, due to an increase in patient visits of 8.7% from 497,000 to 541,000, offset by a slight decrease in average net patient revenue per visit of $0.35 from $105.12 to $104.77. Other revenues included a $1.3 million year-over-year quarterly increase in physician services revenue.
  Gross margin was 28.2% for the 2011 second quarter as compared to 28.7% in the 2010 second quarter. Total clinic operating costs were $43,023,000, or 71.8% of net revenue, in the second quarter of 2011, as compared to $38,602,000, or 71.3% of net revenue, in the 2010 period. Clinic salaries and related costs were 51.9% of net revenue in the 2011 period versus 51.1% in the 2010 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were approximately 19.0% in both periods. The provision for doubtful accounts as a percentage of net revenue was 0.8% for the 2011 period versus 1.4% in the 2010 period.
  Corporate office costs were $6,007,000 in the second quarter of 2011 versus $5,511,000 in the 2010 second quarter. Corporate office costs were approximately 10.0% of net revenues in both periods.
  Operating income increased in the second quarter of 2011 to $10,882,000 from $9,990,000 in the 2010 second quarter. The operating income margin percentage was 18.2% in the second quarter of 2011 as compared to 18.5% in the second quarter of 2010.
  Interest expense increased to $109,000 in the second quarter of 2011 from $81,000 in the second quarter of 2010.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% in both periods.
  Net income attributable to common shareholders in the second quarter of 2011 rose 10.1% to $4,900,000 from $4,451,000 in the second quarter of 2010. Diluted earnings per share increased to $.41 from $.38.
  Same store revenues for de novo and acquired clinics open for one year or more decreased by 1.2%. The average net rate per visit increased slightly while same store visits decreased slightly.
  During the second quarter of 2011, the Company opened two start-up de novo clinics and closed one clinic. The Company ended the period with 398 clinics.

Six Months 2011 compared to Six Months 2010

  Net revenue increased 11.6% from $104,508,000 in the first six months of 2010 to $116,653,000 in the first six months of 2011, due to an increase in patient visits of 9.3% from 966,000 to 1,056,000, and a slight increase in average net patient revenue per visit of $0.05 from $104.62 to $104.67. Other revenues included a $2.4 million increase in physician services revenue between the comparable six months periods.
  Gross margin increased to 27.5% in the 2011 first six months as compared to 26.8% in the 2010 period. Total clinic operating costs were $84,601,000, or 72.5% of net revenue in 2011, as compared to $76,536,000, or 73.2% of net revenue, in 2010. Clinic salaries and related costs were 52.1% of net revenue in both periods. Rent, clinic supplies, contract labor and other costs as a percentage of net revenue were 19.4% in 2011 versus 19.5% in the 2010 period. The provision for doubtful accounts was 1.0% in the 2011 period and 1.7% in the 2010 period.
  Corporate office costs were $12,488,000 in the first six months of 2011 versus $11,316,000 in the 2010 first six months. Corporate office costs were approximately 11.0% of net revenues in both periods.
  Operating income increased in the first six months of 2011 to $19,564,000 from $16,656,000 in the 2010 first six months. The operating income margin percentage was 16.8% in the first six months of 2011 as compared to 15.9% in the first six months of 2010.
  Other income in the first six months of 2010 included a pre-tax gain of $578,000 from the sale of a five clinic joint venture. That gain equated to net income after taxes of approximately $350,000 or $.03 in earnings per share.
  Interest expense increased to $182,000 in the first six months of 2011 from $145,000 in the first six months of 2010.
  Provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interests was 39.3% in both periods.
  Net income attributable to common shareholders in the first six months of 2011 rose 13.4% to $8,646,000 from $7,623,000 in the first six months of 2010. Diluted earnings per share increased to $.72 from $.64.
  Same store revenues for de novo and acquired clinics open for one year or more decreased slightly. The average net rate per visit increased by 1.0% while same store visits decreased by 1.2%. Revenue and visit percentages were adjusted to reflect equivalent days of operations between periods.
  During the first six months of 2011, the Company opened eight start-up de novo clinics and closed two clinics. The Company ended the period with 398 clinics.

Chris Reading, Chief Executive Officer, said, “In spite of the challenges with respect to pricing (MPPR) and volume pressures, we have delivered another strong quarter and year-to-date period of growth. Our team recognizes that we have opportunity however with respect to operational efficiencies that we need to realize. Given the strength of our partners, combined with the focus of our operational team, I am confident we will make progress within our existing business. We also see continued opportunities to expand our footprint with well placed, partner-centric acquisitions like the 20 clinic transaction we recently announced. These factors, combined with strong growth in our physician services business, provide us with plenty of fuel to further develop and grow our business.”

U.S. Physical Therapy Declares Quarterly Dividend

The Company announced that a quarterly dividend of $.08 per share will be paid on September 2, 2011 to shareholders of record as of August 19, 2011.

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time, on Thursday, August 4, 2011 to discuss the Company’s Second Quarter and First Six Months 2011 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 82822785 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  revenue and earnings expectations;
  general economic conditions;
  business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions, purchase of non controlling interests (minority interests) and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 418 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net patient revenues	$56,678	$52,296	$110,550	$101,075
Other revenues	3,234	1,807	6,103	3,433
Net revenues	59,912	54,103	116,653	104,508

Clinic operating costs:
Salaries and related costs	31,120	27,644	60,759	54,415
Rent, clinic supplies, contract labor and other	11,388	10,238	22,683	20,338
Provision for doubtful accounts	504	734	1,128	1,768
Closure costs	11	(14)	31	15
Total clinic operating costs	43,023	38,602	84,601	76,536

Corporate office costs	6,007	5,511	12,488	11,316

Operating income	10,882	9,990	19,564	16,656

Interest and other income, net	2	2	4	582
Interest expense	(109)	(81)	(182)	(145)

Income before taxes	10,775	9,911	19,386	17,093
Provision for income taxes	3,172	2,877	5,598	4,928

Net income including noncontrolling interests	7,603	7,034	13,788	12,165
Less: net income attributable to noncontrolling interests	(2,703)	(2,583)	(5,142)	(4,542)
Net income attributable to common shareholders	$4,900	$4,451	$8,646	$7,623

Earnings per share attributable to common shareholders:
Basic	$0.42	$0.38	$0.73	$0.66

Diluted	$0.41	$0.38	$0.72	$0.64

Shares used in computation:
Basic	11,807	11,622	11,767	11,618

Diluted	11,999	11,857	11,978	11,849

Dividends declared per common share	$0.08	$-	$0.16	$-

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Numerator:
Net income attributable to common shareholders	$4,900	$4,451	$8,646	$7,623

Denominator:
Denominator for basic earnings per share - weighted-average shares	11,807	11,622	11,767	11,618
Effect of dilutive securities - Stock options	192	235	211	231
Denominator for diluted earnings per share - adjusted weighted-average shares	11,999	11,857	11,978	11,849

Earnings per share attributable to common shareholders:
Basic	$0.42	$0.38	$0.73	$0.66

Diluted	$0.41	$0.38	$0.72	$0.64

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets:
Cash	$8,992	$9,179
Patient accounts receivable, less allowance for doubtful accounts of $2,570 and $2,190, respectively	27,468	24,814
Accounts receivable - other, less allowance for doubtful accounts of $136 and $83, respectively	2,613	1,555
Other current assets	5,179	3,736
Total current assets	44,252	39,284

Fixed assets:
Furniture and equipment	33,953	33,563
Leasehold improvements	19,733	19,590
	53,686	53,153
Less accumulated depreciation and amortization	40,940	39,230
	12,746	13,923
Goodwill	76,588	79,424
Other intangible assets, net	9,948	7,308
Other assets	3,303	922
	$146,837	$140,861

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,517	$1,237
Accrued expenses	12,734	12,744
Current portion of notes payable	434	250
Total current liabilities	14,685	14,231
Notes payable	334	250
Revolving line of credit	15,800	5,500
Deferred rent	849	966
Other long-term liabilities	587	3,531
Total liabilities	32,255	24,478

Commitments and contingencies

Shareholders' equity:
U. S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,103,592 and 13,893,157 shares issued, respectively	141	139
Additional paid-in capital	37,513	45,570
Retained earnings	96,632	89,876
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	102,658	103,957
Noncontrolling interests	11,924	12,426
Total equity	114,582	116,383
	$146,837	$140,861

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Six Months Ended June 30,
	2011	2010

OPERATING ACTIVITIES
Net income including noncontrolling interests	$13,788	$12,165
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operating activities:
Depreciation and amortization	2,752	2,865
Provision for doubtful accounts	1,128	1,768
Equity-based awards compensation expense	963	578
(Gain) loss on sale of business and sale or abandonment of assets, net	75	(408)
Deferred income tax	950	453
Other	(591)	(162)
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(3,728)	(2,059)
Increase in accounts receivable - other	(1,112)	(234)
Increase in other assets	(1,251)	(401)
Decrease in accounts payable and accrued expenses	(548)	(2,086)
Increase in other liabilities	415	61
Net cash provided by operating activities	12,841	12,540

INVESTING ACTIVITIES
Purchase of fixed assets	(1,484)	(1,588)
Purchase of businesses, net of cash acquired	-	(8,878)
Acquisitions of noncontrolling interests	(15,885)	(215)
Net proceeds on sale of fixed assets and business	4	895
Net cash used in investing activities	(17,365)	(9,786)

FINANCING ACTIVITIES
Distributions to noncontrolling interests	(4,597)	(4,831)
Cash dividends to shareholders	(1,890)	-
Proceeds from revolving line of credit	42,300	27,800
Payments on revolving line of credit	(32,000)	(24,600)
Payment of notes payable	(100)	(476)
Excess tax benefit from stock options exercised	622	12
Proceeds from exercise of stock options	2	88
Net cash provided by (used in) financing activities	4,337	(2,007)

Net increase (decrease) in cash	(187)	747
Cash - beginning of period	9,179	6,429
Cash - end of period	$8,992	$7,176

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$3,367	$4,787
Interest	$188	$115
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$-	$225
Acquisition of noncontrolling interest - seller financing portion	$367	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
RECAP OF CLINIC DEVELOPMENT ACTIVITY

					Number
					of
	Opened	Acquired	Sold	Closed	Clinics

At December 31, 2008					360
First Quarter 2009, March 31, 2009	6	-	-	(1)	365
Second Quarter 2009, June 30, 2009	3	-	-	(2)	366
Third Quarter 2009, September 30, 2009	5	-	-	(4)	367
Fourth Quarter 2009, December 31, 2009	4	-	-	(3)	368
Year Ended, December 31, 2009	18	-	-	(10)	368

First Quarter 2010, March 31, 2010	1	5	(5)	(2)	367
Second Quarter 2010, June 30, 2010	7	-	-	(5)	369
Third Quarter 2010, September 30, 2010	5	-	-	(2)	372
Fourth Quarter 2010, December 31, 2010	6	20	-	(6)	392
Year Ended, December 31, 2010	19	25	(5)	(15)	392

First Quarter 2011, March 31, 2011	6	-	-	(1)	397
Second Quarter 2011, June 30, 2011	2	-	-	(1)	398
Six Months Ended, June 30, 2011	8	-	-	(2)	398

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
or
Chris Reading, 713-297-7000
Chief Executive Officer
or
The Ruth Group
Stephanie Carrington, 646-536-7017
or
Amy Glynn, 646-536-7023